Exhibit 99.1

Amarantus Reports Preliminary Data From Blood-based Version of MSPrecise(R) Diagnostic for Multiple Sclerosis

-MSPrecise blood diagnostic shows statistically significant sensitivity and specificity for classifying presentation of multiple sclerosis-

-Data supports further research into blood-based approach -

SAN FRANCISCO, May 11, 2015 (GLOBE NEWSWIRE) -- Amarantus BioScience Holdings, Inc. (AMBS), a biotechnology company focused on developing therapeutic and diagnostic products for neurological disorders and orphan indications, announced that it has reported preliminary data from the blood-based version of its MSPrecise(R) diagnostic, the Company's proprietary multiple sclerosis (MS) diagnostic test.

MSPrecise, a next-generation DNA sequencing (NGS) assay, measures DNA mutations found in rearranged immunoglobulin genes in immune cells (B cells) to identify patients with relapsing-remitting multiple sclerosis (RRMS) at first clinical presentation.

Results from the most recent MSPrecise validation study using cerebrospinal fluid (CSF) samples for MS, reported in January 2015, demonstrated an 86% sensitivity and 71% specificity in correctly identifying early-stage RRMS in subjects being evaluated for a demyelinating disease undergoing the current diagnostic standard of care (clinical evaluation, magnetic resonance imaging and oligoclonal banding tests), as adjudicated by an expert panel of physicians. When combined with oligoclonal banding tests (OCB), sensitivity improved to 96% and specificity improved to 83%.

Today, Amarantus Diagnostics, a wholly-owned subsidiary of Amarantus BioScience Holdings, Inc., reported preliminary MSPrecise blood assay results from the same study (collected concurrently with CSF from the same patients). In the study, preliminary results indicate that the MSPrecise blood assay exhibited an 81% sensitivity and 89% specificity for identifying early-stage RRMS in subjects being evaluated for a demyelinating disease undergoing the current diagnostic standard of care. These results have not yet been combined with OCB and will require replication prior to moving into a CLIA validation study.

"These early findings are encouraging, and provide a pathway to further define and refine the MSPrecise blood assay," commented Colin Bier, Chief Development Officer of Amarantus Diagnostics. "Of particular importance, in this initial blood study, is the promising and positive analytical performance. There is such a high rate of misdiagnosis of MS, especially upon first clinical presentation of this chronic and extremely debilitating disease, that a blood test would be of great benefit to patients and physicians. We are preparing MSPrecise CSF for a CLIA-enabling validation study and, in parallel, will actively continue research and development of the MSPrecise blood assay."

"MSPrecise is potentially a groundbreaking advancement for the diagnosis of multiple sclerosis. Based on the CSF validation data, we anticipate moving into a CLIA validation that is currently in the planning stages," added Gerald E. Commissiong, President & CEO of Amarantus BioScience Holdings, Inc. "The MSPrecise CSF assay, along with our LymPro Test(R) blood diagnostic for Alzheimer's disease, are the two of key assets in our diagnostics division. Together, MSPrecise and LymPro will allow Amarantus Diagnostics to very rapidly achieve critical mass as one of the premier neurodiagnostic testing companies in the world."

LymPro is currently available as a diagnostic assay for Investigational Use Only (IUO) in pharmaceutical therapeutic clinical development programs. Amarantus plans to advance MSPrecise and LymPro into CLIA validation studies in parallel later this year to prepare for the launch of MSPrecise and LymPro under the CLIA designation for marketing to the broader medical community in the United States.

About MSPrecise(R)

MSPrecise(R) is a proprietary next-generation DNA sequencing (NGS) assay for the identification of patients with relapsing-remitting multiple sclerosis (RRMS) at first clinical presentation. MSPrecise utilizes next-generation sequencing to measure DNA mutations found in rearranged immunoglobulin genes in immune cells initially isolated from cerebrospinal fluid. MSPrecise would augment the current standard of care for the diagnosis of MS by providing a more accurate assessment of a patient's immune response to a challenge within the central nervous system. This novel method of measuring changes in adaptive human immunity may also be able to discern individuals whose disease is more progressive and requires more aggressive treatment.

About LymPro Test(R)

The Lymphocyte Proliferation Test (LymPro Test(R)) is a diagnostic blood test that determines the ability of peripheral blood lymphocytes to withstand an external mitogenic stimulation that induces them to enter the cell cycle. It is believed that certain diseases, most notably Alzheimer's disease, are the result of compromised cellular machinery that leads to aberrant cell cycle re-entry by neurons. LymPro is unique in the use of peripheral blood lymphocytes (PBLs) as a surrogate for neuronal cell function, suggesting a common immune-based relationship between PBLs and neurons in the brain.

About Amarantus BioScience Holdings, Inc.

Amarantus BioScience Holdings (AMBS) is a biotechnology company developing treatments and diagnostics for diseases in the areas of neurology, psychiatry, ophthalmology and regenerative medicine. AMBS' Therapeutics division has development rights to eltoprazine, a Phase 2b ready small molecule indicated for Parkinson's disease levodopa-induced dyskinesia, adult ADHD and Alzheimer's aggression, and owns the intellectual property rights to a therapeutic protein known as mesencephalic-astrocyte-derived neurotrophic factor (MANF) and is developing MANF-based products as treatments for brain and ophthalmic disorders. AMBS' Diagnostics division owns the rights to MSPrecise(R), a proprietary next-generation DNA sequencing (NGS) assay for the identification of patients with relapsing-remitting multiple sclerosis (RRMS) at first clinical presentation, has an exclusive worldwide license to the Lymphocyte Proliferation test (LymPro Test(R)) for Alzheimer's disease, which was developed by Prof. Thomas Arendt, Ph.D., from the University of Leipzig, and owns intellectual property for the diagnosis of Parkinson's disease (NuroPro). AMBS also owns the discovery of neurotrophic factors (PhenoGuard(TM)) that led to MANF's discovery.

For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

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